                                   EXHIBIT 21
                         SUBSIDIARIES OF THE CORPORATION

The following bank subsidiaries are national banks and are organized under the laws of the United States:
         Associated Bank, National Association
         Associated Bank Green Bay, National Association
         Associated Bank Illinois, National Association
         Associated Bank Lakeshore, National Association
         Associated Card Services Bank, National Association
         Associated Trust Company, National Association

The following bank subsidiaries are state banks and are organized under the laws of the State of Wisconsin:
         Associated Bank North
         Associated Bank Milwaukee
         Associated Bank South Central

The following bank subsidiaries are state banks and are organized under the laws of the State of Illinois:
         Associated Bank Chicago

The following bank subsidiaries are state banks and are organized under the laws of the State of Minnesota:
         Bank Windsor
         Riverside Bank

The following non-bank subsidiaries are organized under the laws of the State of
Wisconsin:

Associated Banc-Corp Services, Inc.                            Associated Leasing, Inc.
Associated Commercial Finance, Inc.                            Associated Mortgage, Inc.
Associated Commercial Mortgage, Inc.                           Appraisal Services, Inc.
Associated Investment Management Group, Inc.                   Associated Investment Management, LLC
Associated Investment Services, Inc.                           Wisconsin Finance Corporation
Asset Management Services of Green Bay, LLC                    Associated Green Bay Real Estate Corp.
Associated Illinois Real Estate Corp.                          Associated Neenah Real Estate Corp.

The following non-bank subsidiary is organized under the laws of the State of
Illinois:
         Citizens Financial Services, Inc.

The following non-bank subsidiary is organized under the laws of the State of
Arizona:
         Banc Life Insurance Corporation

The following non-bank subsidiary is organized under the laws of the State of
California:
         Mortgage Finance Corporation

The following non-bank subsidiary is organized under the laws of the State of
Delaware:
         BNC Financial Corporation

The following non-bank subsidiary is organized under the laws of the State of
Missouri:
         Illini Service Corporation

The following non-bank subsidiaries are organized under the laws of the State of Nevada:

         ASBC Investment Corp - Green Bay              ASBC Investment Corp - Neenah
         ASBC Investment Corp - Lakeshore              ASBC Investment Corp - North
         ASBC Investment Corp - Milwaukee              ASBC Investment Corp - South Central
         ASBC Investment Corp - Illinois               Associated Green Bay Investment Corp.
         Associated Illinois Investment Corp.          Associated Neenah Investment Corp.